Exhibit 99.1

Station Casinos Announces Second Quarter 2012 Results

Expected Debt Reduction with Proceeds from Graton Financing

LAS VEGAS--(BUSINESS WIRE)--August 15, 2012--Station Casinos LLC (“Station” or the “Company”) today announced the results of its operations for the second quarter ended June 30, 2012. In addition, the Company announced the pricing of the financing for the construction of the Graton Resort and Casino, which will be developed and managed by the Company on behalf of the Federated Indians of Graton Rancheria (the “Graton Tribe”) and the Graton Economic Development Authority (the “Authority”).

“We experienced continued improvements in our operating results during the second quarter. For the second consecutive quarter we experienced gains in both revenues and operating income in all of our major departments,” stated Marc Falcone, Executive Vice President and Chief Financial Officer.

Consolidated Results of Operations

The Company's consolidated net revenues for the second quarter ended June 30, 2012 were approximately $312.3 million, an increase of 4.5% compared to the prior year net revenues of $298.8 million. Consolidated EBITDAM for the second quarter was $92.4 million, an increase of 15.8% compared to the prior year EBITDAM of $79.8 million. As a result, the Company posted an EBITDAM operating margin of 29.6% as compared to 26.7% in the prior year second quarter, which represents an increase of 290 basis points. “We are pleased that we were able to bring 93% of our revenue increase to the bottom line,” said Falcone.

EBITDAM is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for valuation of gaming companies. EBITDAM is further defined in footnote 1.

Guarantor Group Results of Operations

The net revenues for Station Casinos LLC and the subsidiaries that own Red Rock, Palace Station, Boulder Station and Sunset Station (the “Guarantor Group”) for the second quarter ended June 30, 2012 were approximately $169.7 million, an increase of 3.7% compared to the prior year. The Company reported EBITDAM of $53.4 million for the Guarantor Group for the quarter, an increase of 16.2% compared to the prior year. The EBITDAM operating margin for the Guarantor Group was 31.5% as compared to 28.1% in the prior year second quarter.

Balance Sheet Items and Capital Expenditures

As of June 30, 2012, the outstanding principal balance of long-term debt was $2.3 billion on a consolidated basis (excluding a nonrecourse land loan of $108 million) and $1.64 billion for the Guarantor Group. Year to date, the Company has repaid approximately $62 million of debt on a consolidated basis. Since June 17, 2011, the date the Company acquired assets from Station Casinos, Inc., the Company has repaid over $130 million of debt.

Year to date, total consolidated capital expenditures were $27.0 million, of which $14.0 million were made by the Guarantor Group.

Graton Resort and Casino

The Company continues to make significant progress on the Graton Tribe’s project in Sonoma County, California. The project is located 43 miles north of San Francisco on the Graton Tribe’s reservation, which was taken into trust by the federal government for the benefit of the Tribe in October 2010. The Graton Tribe’s Class-III gaming compact (the “Compact”) was deemed approved by the United States Department of the Interior on July 12, 2012. The Compact allows the Graton Tribe to operate up to 3,000 Class III slot machines and provides for not more than 15% percent of Class III slot revenue to be shared with the State, local communities, and California’s non-gaming and limited-gaming tribes.

On August 14, 2012, the Authority priced an $850 million financing for the project consisting of a $25 million revolving credit facility, a $375 million term loan and $450 million of senior notes. The financing is scheduled to close on August 22, 2012 and the blended cost of the financing is approximately 9.6%. “We congratulate the Graton Tribe on reaching this important milestone and we thank Chairman Greg Sarris for his trust and leadership over the past decade that we have been working together. Chairman Sarris played a critical role in obtaining the financing. We believe this is the largest new construction financing in the history of Native American gaming,” added Falcone. In connection with the funding of the financing, the Company is expected to receive approximately $194 million as partial repayment for such advances it has made to the Graton Tribe over the last nine years. The Company estimates that the after-tax proceeds from the repayment of the advances will be approximately $150 million, which the Company expects to use to reduce the principal amount outstanding under the Company’s Opco credit facility. After the proceeds have been applied, the Authority will continue to owe the Company approximately $56 million. As of June 30, 2012, on a pro forma basis after the application of the after-tax proceeds from the Graton financing, the Company’s consolidated debt to EBITDAM ratio would have been 6.4x (excluding the nonrecourse land loan). Construction of the Graton Resort and Casino began in June 2012 and we anticipate opening the casino prior to the end of 2013.

Conference Call Information

The Company will host a conference call on Wednesday, August 15, 2012 at 9:00 a.m. (PDT) to discuss its second quarter financial results. The conference call will consist of prepared remarks from the Company and will include a question and answer session. Those interested in participating in the call should dial (888) 544-7920 or (518) 444-0708 for international callers, approximately 15 minutes before the call start time. A replay of the call will be available from 1:00 p.m. (PDT) on August 15, 2012, until 11:59 p.m. (PDT) on August 22, 2012 at (855) 859-2056. The reservation number is 19310698. A live audio webcast of the call will also be available at www.stationcasinos.com.

Company Information and Forward Looking Statements

Station Casinos LLC is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Green Valley Ranch Resort Casino Spa, Santa Fe Station Hotel & Casino, Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel, Fiesta Henderson Casino Hotel, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Gold Rush Casino and Lake Mead Casino. Station also owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Lanes and Casinos and The Greens. In addition, Station owns a 50% interest in MPM Enterprises, LLC, which is the manager of the Gun Lake Casino in southwestern Michigan.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to risks relating to consummation of the financing by the Graton Economic Development Authority and the development and construction of the Graton Resort and Casino; the economic downturn, and in particular the economic downturn in Nevada, and its effect on consumer spending and our business; the effects of intense competition that exists in the gaming industry; the risk that new gaming licenses or gaming activities, such as internet gaming, are approved and result in additional competition; our substantial outstanding indebtedness and the effect of our significant debt service requirements on our operations and ability to compete; the risk that we will not be able to finance our development and investment projects or refinance our outstanding indebtedness; the impact of extensive regulation from gaming and other government authorities on our ability to operate our business and the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines or take other actions that adversely affect us; risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on our financial condition; general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business in general, and general economic conditions, including interest rates, on our business and results of operations; adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves; risks associated with development, construction and management of new projects or the expansion of existing facilities, including cost overruns and construction delays; and other risks described in the filings of the Company with the Securities and Exchange Commission.

(1) EBITDAM consists of net income plus interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease termination costs, other non-recurring costs, depreciation, amortization and management fee expense. EBITDAM is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDAM is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDAM provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDAM and the trends it depicts, the components should be considered. The impact of interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease termination costs, other non-recurring costs, depreciation, amortization and management fee expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDAM. Further, EBITDAM does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles (“GAAP”) and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDAM or adjustments to such measures may calculate EBITDAM or such adjustments in the same manner as the Company, and therefore, the Company’s measure of EBITDAM may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDAM to net income is included in the financial schedules accompanying this release.

Station Casinos LLC
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Consolidated
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	Actual	Pro Forma (a)	Actual	Pro Forma (a)
Operating revenues:
Casino	$222,271	$212,196	$452,450	$428,051
Food and beverage	62,511	58,388	123,460	114,087
Room	28,210	25,852	56,068	50,256
Other	18,708	19,439	35,141	35,971
Management fees	7,413	6,847	15,178	11,727
Gross revenues	339,113	322,722	682,297	640,092
Promotional allowances	(26,819)	(23,921)	(51,804)	(47,794)
Net revenues	312,294	298,801	630,493	592,298

Operating costs and expenses:
Casino	89,649	83,702	177,811	171,620
Food and beverage	38,444	40,744	80,738	79,684
Room	10,838	10,180	21,718	20,277
Other	6,794	8,054	12,669	14,476
Selling, general, administrative and corporate	71,198	73,609	141,203	141,047
Development and preopening	75	646	130	1,340
Depreciation and amortization	31,601	27,801	62,302	55,961
Management fees	11,436	10,457	23,217	21,010
Write-downs and other charges, net	748	3,794	1,199	4,073
	260,783	258,987	520,987	509,488

Operating income	51,511	39,814	109,506	82,810
Earnings from joint ventures	405	429	950	937
Gain on dissolution of joint venture	-	250	-	250
Operating income and earnings from joint ventures	51,916	40,493	110,456	83,997

Other expense:
Interest expense, net	(42,704)	(49,700)	(92,324)	(97,495)

Net income (loss)	9,212	(9,207)	18,132	(13,498)
Less: Net income attributable to noncontrolling interests	1,671	2,172	3,757	3,972
Net income (loss) attributable to Station Casinos LLC members	$7,541	$(11,379)	$14,375	$(17,470)

(a)	Pro forma information is based on consolidated results for Station Casinos, Inc. before the Effective Date and is presented solely for purposes of analysis and comparison with current operating results and does not, and is not intended to, comply with the requirements set forth in Regulation S-X. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into new floating-to-fixed interest rate swaps, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

Station Casinos LLC
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Consolidated
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	Actual	Pro Forma (a)	Actual	Pro Forma (a)

Net revenues	$312,294	$298,801	$630,493	$592,298
Net revenues attributable to noncontrolling interests	(3,637)	(3,349)	(7,434)	(5,704)
Net revenues attributable to Station Casinos LLC members	$308,657	$295,452	$623,059	$586,594

Net income (loss)	$9,212	$(9,207)	$18,132	$(13,498)
Interest and other expense, net	42,704	49,700	92,324	97,495
Depreciation and amortization	31,601	27,801	62,302	55,961
EBITDA	83,517	68,294	172,758	139,958
EBITDA attributable to noncontrolling interests	(3,362)	(3,343)	(7,156)	(5,693)
Management fee expense	11,436	10,457	23,217	21,010
Development and preopening	75	646	130	1,340
Write-downs and other charges, net	748	3,794	1,199	4,073
Write-downs and other charges at joint ventures (50%)	-	-	29	-
Adjusted EBITDAM	$92,414	$79,848	$190,177	$160,688

Occupancy percentage	90%	88%	89%	86%
ADR	$74	$71	$75	$71

Principal amount of long-term debt at June 30, 2012:
Guarantor Group	$1,635,636
Opco	392,193
Green Valley Ranch	293,545
Land loan	107,952
Total	$2,429,326

Station Casinos LLC and Guarantor Subsidiaries
Condensed Combined Statements of Operations
(amounts in thousands)
(unaudited)

	Station Casinos Guarantor Group
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	Actual	Pro Forma (b)	Actual	Pro Forma (b)
Operating revenues:
Casino	$119,743	$116,203	$243,335	$230,618
Food and beverage	37,105	34,898	72,511	67,232
Room	18,514	16,663	37,105	32,463
Other	9,459	9,551	17,068	17,082
Gross revenues	184,821	177,315	370,019	347,395
Promotional allowances	(15,169)	(13,634)	(28,847)	(27,152)
Net revenues	169,652	163,681	341,172	320,243

Operating costs and expenses:
Casino	48,883	45,699	95,319	92,787
Food and beverage	22,149	24,449	46,924	47,119
Room	6,821	6,410	13,879	12,751
Other	3,219	3,682	5,689	6,314
Selling, general, administrative and corporate	35,150	37,475	70,048	71,678
Development and preopening	6	91	8	561
Depreciation and amortization	17,419	15,182	34,350	30,530
Management fees	6,384	5,887	12,909	11,591
Write-downs and other charges, net	215	3,072	448	3,315
	140,246	141,947	279,574	276,646

Operating income	29,406	21,734	61,598	43,597
Equity in earnings of unconsolidated subsidiaries (c)	6,504	(2,609)	16,168	4,275
Operating income and earnings from unconsolidated subsidiaries	35,910	19,125	77,766	47,872

Other expense:
Interest expense, net	(28,369)	(30,504)	(63,391)	(65,342)

Net income (loss) attributable to Station Casinos LLC members	$7,541	$(11,379)	$14,375	$(17,470)

(b)	Pro forma information is based on consolidated results for Station Casinos, Inc. before the Effective Date and is presented solely for purposes of analysis and comparison with current operating results and does not, and is not intended to, comply with the requirements set forth in Regulation S-X. Pro forma adjustments include elimination of intercompany management fee revenue, costs eliminated as a result of the restructuring, elimination of share-based compensation expense, adjustments to depreciation and amortization expense as a result of resetting the carrying values of assets and liabilities to their estimated fair values in fresh-start reporting, adjustments to interest expense as a result of the Restructuring Transactions, the conversion of a portion of the Company’s new debt from a variable rate to a fixed rate and the entry into a new floating-to-fixed interest rate swap, elimination of intercompany interest expense, recognition of management fees payable to subsidiaries of Fertitta Entertainment, elimination of historical gains and losses on derivative instruments, and elimination of income taxes reflecting the status of the Company as a pass-through entity.

(c)	Excludes $1.7 million, $2.2 million, $3.8 million and $4.0 million, respectively, of net income attributable to noncontrolling interests in Station's 50% owned variable interest entity.

Station Casinos LLC and Guarantor Subsidiaries
Summary Information and
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDAM
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Station Casinos Guarantor Group
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	Actual	Pro Forma (b)	Actual	Pro Forma (b)

Net revenues	$169,652	$163,681	$341,172	$320,243

Net income (loss)	$7,541	$(11,379)	$14,375	$(17,470)
Interest and other expense, net	28,369	30,504	63,391	65,342
Depreciation and amortization	17,419	15,182	34,350	30,530
EBITDA	53,329	34,307	112,116	78,402
Management fee expense	6,384	5,887	12,909	11,591
Write-downs and other charges, net	215	3,072	448	3,315
Development and preopening	6	91	8	561
Equity in earnings of unconsolidated subsidiaries	(6,504)	2,609	(16,168)	(4,275)
Adjusted EBITDAM	$53,430	$45,966	$109,313	$89,594

Occupancy percentage	91%	89%	90%	87%
ADR	$76	$72	$78	$72

CONTACT:
Station Casinos LLC
Marc J. Falcone, 702-495-3600
Executive Vice President and Chief Financial Officer
or
Thomas M. Friel, 702-495-4210
Executive Vice President and Treasurer
or
Lori B. Nelson, 702-495-4248
Vice President of Corporate Communications